CONVERTIBLE Promissory Note

PROMISSORY NOTE

U.S. $619,122	June 15, 2012
New York, New York

FOR VALUE RECEIVED, Vuzix Corporation, a corporation organized and existing under the laws of the State of Delaware, with offices at 75 Town Centre Drive, Rochester, NY 14623 (the “Borrower”), hereby promises to pay to the order of LC Capital Master Fund Ltd, a corporation organized and existing under the laws of the Cayman Islands, as lender (the “Lender”) at its office at 680 Fifth Avenue, 12th Floor, New York, New York, 10019, or as it may otherwise direct, the principal sum of Six Hundred Nineteen Thousand One Hundred and Twenty Two Dollars (U.S. $619,122). The Borrower shall repay the indebtedness represented by this Note as provided in Section 2 of that certain Amended and Restated Loan and Security Agreement dated as of June 15, 2012 (the “Loan Agreement”), made by and among the Borrower, as borrower and the Lender, as Lender, pursuant to which the Lender has agreed to provide to the Borrower a secured loan in the amount of Six Hundred Nineteen Thousand One Hundred and Twenty Two (U.S. $619,122) (the “Loan”).

The principal of and interest accrued on this note are convertible into shares of the $.001 par value common stock of Borrower as provided in the Agreement.

Words and expressions used herein (including those in the foregoing paragraph) and defined in the Loan Agreement shall have the same meaning herein as therein defined.

This Note may be prepaid on such terms as provided in the Loan Agreement. Interest shall be paid on the indebtedness represented by this Note at the rate (the “Applicable Rate”) determined from time to time in accordance with Section 2 of the Loan Agreement and at the times provided in Section 2 of the Loan Agreement, which provisions are incorporated herein with full force and effect as if they were more fully set forth herein at length. Any principal payment not paid when due, whether on the maturity date thereof or by acceleration, shall bear interest thereafter at a rate per annum equal to the Default Rate (as defined in the Loan Agreement). All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360 day year.

Both principal and interest are payable in United States Dollars to the Lender, for the account of the Lender, as the Lender may direct, in immediately available same day funds.

If this Note or any payment required to be made hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended until the next following Business Day and interest shall be payable during such extension at the rate applicable immediately prior thereto, unless such next following Business Day falls in the following calendar month, in which case the due date thereof shall be adjusted to the immediately preceding Business Day.

This Note is the Note referred to in the Loan Agreement and is entitled to the security and benefits therein provided, including, but not limited to, such security as provided in the Loan Documents. Upon the occurrence of any Event of Default under Section 8 of the Loan Agreement, the principal hereof and accrued interest hereon may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable.

In the event that any holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including reasonable attorneys’ fees.

The Borrower, for itself and its successors and assigns and any endorsers of the Note from time to time, hereby waives presentment, protest, demand for payment, diligence, notice of dishonor and of nonpayment, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, hereby waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, without limitation, exemptions provided by any federal or state statute, including, without limitation, exemptions provided by or allowed under any federal or state bankruptcy or insolvency laws, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof and hereby consents to any extensions of time, renewals, releases of any party this Note, waiver or modification that may be granted or consented to by the holder of this Note.

The Borrower agrees that its obligations hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Loan Agreement or this Note or any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Loan Agreement, this Note or any other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to the Borrower and (b) if the Lenders elect to accelerate the maturity of, or if the Borrower prepays the indebtedness described in this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in the Loan Agreement, in this Note or otherwise, shall be credited to the Borrower automatically as of the date of acceleration or prepayment.

THE UNDERSIGNED, AND THE LENDER BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ARISING IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the date and year first above written.

Vuzix Corporation

By:	/s/ Paul Travers
Name: Paul Travers
Title: President